Exhibit 10.1

AMENDMENT NO. 6 TO CREDIT AGREEMENT
This AMENDMENT NO. 6 TO CREDIT AGREEMENT ("Amendment") is dated as of October 27, 2016, and is entered into by and among PERFORMANT BUSINESS SERVICES, INC. (formerly known as DCS Business Services, Inc.), a Nevada corporation ("Borrower"), the Lenders (as defined in the Credit Agreement as hereafter defined) party hereto, and MADISON CAPITAL FUNDING LLC, as Agent for all Lenders.
W I T N E S S E T H:
WHEREAS, Borrower, Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of March 19, 2012 (as the same has been or may be from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement, as amended hereby); and
WHEREAS, Borrower, Agent, Required Lenders, and Lenders holding a majority of the outstanding Term Loans have agreed to amend the Credit Agreement in certain respects, in each case subject to the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations and warranties set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is amended by inserting new defined terms "Sixth Amendment Closing Date" and "December 2017 Compliance Date" therein in their appropriate alphabetical order as follows:
Sixth Amendment Closing Date means October 27, 2016.
December 2017 Compliance Date means the date (if any) upon which the Borrower delivers to Agent financial statements in respect of the Fiscal Quarter ending December 31, 2017 pursuant to Section 6.1.2 together with a Compliance Certificate in respect of such period pursuant to Section 6.1.3 that demonstrates compliance with each of the financial ratios and restrictions set forth in Sections 7.14.2, 7.14.4, 7.14.5 and 7.14.6 for such period and certifies that no other Default or Event of Default has occurred and is continuing as of the date of delivery of such Compliance Certificate.
(b)    Section 1.1 of the Credit Agreement is amended by deleting the definition of the terms "Fixed Charge Coverage Ratio" and "September 2017 Compliance Date" therefrom in its entirety.

(c)    Section 1.1 of the Credit Agreement is amended by amending the definition of the term "EBITDA" set forth therein by replacing the reference to "costs, fees or expenses incurred in connection with the Amendment No. 4 to Credit Agreement dated as of the Fourth Amendment Closing Date and the Amendment No. 5 to Credit Agreement dated as of the Fifth Amendment Closing Date" set forth therein with a reference to "costs, fees or expenses incurred in connection with the Amendment No. 4 to Credit Agreement dated as of the Fourth Amendment Closing Date, the Amendment No. 5 to Credit Agreement dated as of the Fifth Amendment Closing Date and the Amendment No. 6 to Credit Agreement dated as of the Sixth Amendment Closing Date".
(d)    Section 2.10.2(a)(ii) of the Credit Agreement is amended and restated in its entirety as follows:
(ii) (x) within 120 days after the end of the Fiscal Year ending December 31, 2016, in an amount equal to (A) 75% of Excess Cash Flow for such Fiscal Year minus (B) voluntary prepayments of the Term Loans pursuant to Section 2.10.1 made after the Sixth Amendment Closing Date (excluding any prepayment made with funds from the Cash Reserve Account as contemplated by Section 6.11) during such period, and (y) within 45 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2017, in an amount equal to the lesser of (A) (1) 75% of Excess Cash Flow for such Fiscal Quarter minus (2) voluntary prepayments of the Term Loans pursuant to Section 2.10.1 made during such period (excluding any prepayment made with funds from the Cash Reserve Account as contemplated by Section 6.11), and (B) (1) 75% of Excess Cash Flow for the period commencing on the first day of the current Fiscal Year and ending on the last day of such Fiscal Quarter minus (2) the sum of all previous prepayments (if any) made pursuant to this Section 2.10.2(a)(ii)(y) (but not Section 2.10.2(a)(ii)(x)) during such Fiscal Year and all voluntary prepayments of the Term Loans pursuant to Section 2.10.1 (excluding any prepayment made with funds from the Cash Reserve Account as contemplated by Section 6.11) made during such Fiscal Year;
(e)    Section 6.11 of the Credit Agreement is amended be replacing the reference to "October 31, 2016" set forth therein with a reference to "February 28, 2017".
(f)    Section 7.5(a) of the Credit Agreement is amended by replacing the reference to "September 2017 Compliance Date" set forth therein with a reference to "December 2017 Compliance Date".
(g)    Section 7.14.1 of the Credit Agreement is amended and restated in its entirety as follows:
7.14.1.Reserved.
(h)    Section 7.14.2. of the Credit Agreement is amended and restated in its entirety as follows:

7.14.2    Total Debt to EBITDA Ratio.
Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Total Debt to EBITDA Ratio
December 31, 2015	5.00:1.0
March 31, 2016, June 30, 2016, September 30, 2016 December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017	4.75:1.0
(i)    Section 7.14.4 of the Credit Agreement is amended and restated in its entirety as follows:
7.14.4.    Interest Coverage Ratio.
Not permit the Interest Coverage Ratio for any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Interest Coverage Ratio
December 31, 2015	2.25:1.0
March 31, 2016, June 30, 2016 and September 30, 2016	2.50:1.0
December 31, 2016	2.00:1.0
March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017	1.75:1.0
(j)    Exhibit B to the Credit Agreement is amended and restated in its entirety in the form attached as Exhibit B to this Amendment.
2.    Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:
(a)    Agent shall have received a copy of this Amendment (including the Consent and Reaffirmation attached hereto), executed by Borrower, each Loan Party, Required Lenders and Lenders holding a majority of the outstanding Term Loans;
(b)    No Default or Event of Default shall have occurred and be continuing as of the date of this Amendment;

(c)    On October 27, 2016, Borrower shall have made (and Agent shall have received in immediately available funds) a voluntary prepayment of the Term Loans in an amount equal to $7,500,000, which $7,500,000 voluntary prepayment of the Term Loans shall (i) be applied pro rata to the then outstanding principal amount of the Term A Loans and Term B Loans, and (ii) as to the amounts applied to the Term A Loans and Term B Loans, be applied to the scheduled installments thereof in the inverse order of maturity; and
(d)    Agent shall have received the Amendment Fee (as defined below) for the benefit of the applicable Lenders, and Borrower shall have paid all other fees and expenses (including fees and expenses of counsel to the extent invoiced) of Agent due and payable as of the date hereof in connection with this Amendment, the Credit Agreement and the other Loan Documents.
3.    Representations and Warranties. To induce Agent and the Required Lenders to enter into this Amendment, Borrower represents and warrants to Agent and Lenders that:
(a)    the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and each other Loan Party and that this Amendment has been duly executed and delivered by Borrower and each other Loan Party;
(b)    this Amendment and the Borrower's obligations under the Credit Agreement as amended hereby constitute the legal, valid and binding obligation of Borrower and are enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditor's rights generally and to general principles of equity;
(c)    the execution and delivery by Borrower and the other Loan Parties of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained;
(d)    after giving effect to this Amendment, the representations and warranties of Borrower and each other Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and
(e)    no Default or Event of Default has occurred and is continuing.
4.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.    References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
6.    Amendment Fee. In consideration of the agreements set forth herein, upon the effectiveness of this Amendment in accordance with, and subject to all of the conditions specified in Section 3 hereof (other than Section 3(d)), Borrower agrees to pay to Agent, for the ratable benefit of the respective Lenders that executed and sent signature pages to this Amendment to the Agent (including pages that were delivered in escrow) on or before12:00 p.m. (Chicago time) on October 26, 2016 (such Lenders, the "Consenting Lenders"), an amendment fee equal to 0.375% of the sum of the Revolving Loan Commitments and outstanding principal amount of the Term Loans of the Consenting Lenders as of the date hereof.
7.    Counterparts; Electronic Transmission. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Facsimile signatures and other electronic signatures shall also constitute originals.
8.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each other Loan Party (by such other Loan Party's execution and delivery of the attached Consent and Reaffirmation), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrower or such Loan Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Each of Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each of Borrower and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.
9.    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Without limitation of the foregoing, it is acknowledged and agreed that the provisions of Section 2 of that certain Amendment No. 5 to Credit Agreement dated as of June 25, 2016 remain in full force and effect and that none of Agent nor Lenders holding more than 50% of the Revolving Loan Commitments have consented to the making of further requests for Revolving Loans by the Borrower.
10.    Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

PERFORMANT BUSINESS SERVICES, INC. (formerly known as DCS Business Services, Inc.) By: /s/ Hakan Orvell Name: Hakan Orvell Title: CFO

Signature Page to Amendment No. 6 to Credit Agreement

MADISON CAPITAL FUNDING LLC, as Agent and a Lender By: /s/ Craig Dugan Name: Craig Dugan Title: VP

Signature Page to Amendment No. 6 to Credit Agreement

MCF CLO I LLC, as a Lender By: Madison Capital Funding LLC, as successor to MCF Capital Management LLC, as collateral manager By: /s/ Brian Ternes Name: Brian Ternes Title: Vice President

MCF CLO II LLC, as a Lender By: Madison Capital Funding LLC, as successor to MCF Capital Management LLC, as collateral manager By: /s/ Brian Ternes Name: Brian Ternes Title: Vice President

MCF CLO IV LLC, as a Lender By: Madison Capital Funding LLC, as successor to MCF Capital Management LLC, as collateral manager By: /s/ Brian Ternes Name: Brian Ternes Title: Vice President

BancAlliance, By: AP Commercial LLC, its attorney-in-fact, as a Lender By: /s/ John Gray Name: John Gray Title: Executive Vice President

Signature Page to Amendment No. 6 to Credit Agreement

MC Funding, Ltd., By: Monroe Capital Management, LLC, as Collateral Manager By: /s/ Jeffrey Williams Name: Jeffrey Williams Title: Managing Director

Signature Page to Amendment No. 6 to Credit Agreement

EMPORIA PREFERRED FUNDING II, LTD., as a Lender By: Ivy Hill Asset Management, L.P., as Collateral Manager By: /s/ Kevin R. Braddish Name: Kevin R. Braddish Title: Duly Authorized Signatory

EMPORIA PREFERRED FUNDING III, LTD., as a Lender By: Ivy Hill Asset Management, L.P., as Collateral Manager By: /s/ Kevin R. Braddish Name: Kevin R. Braddish Title: Duly Authorized Signatory

IVY HILL MIDDLE MARKET CREDIT FUND IV, LTD., as a Lender By: Ivy Hill Asset Management, L.P., as Collateral Manager By: /s/ Kevin R. Braddish Name: Kevin R. Braddish Title: Duly Authorized Signatory

IVY HILL MIDDLE MARKET CREDIT FUND V, LTD., as a Lender By: Ivy Hill Asset Management, L.P., as Collateral Manager By: /s/ Kevin R. Braddish Name: Kevin R. Braddish Title: Duly Authorized Signatory

Signature Page to Amendment No. 6 to Credit Agreement

IVY HILL MIDDLE MARKET CREDIT FUND VII, LTD., as a Lender By: Ivy Hill Asset Management, L.P., as Collateral Manager By: /s/ Kevin R. Braddish Name: Kevin R. Braddish Title: Duly Authorized Signatory

IVY HILL MIDDLE MARKET CREDIT FUND IX, LTD., as a Lender By: Ivy Hill Asset Management, L.P., as Collateral Manager By: /s/ Kevin R. Braddish Name: Kevin R. Braddish Title: Duly Authorized Signatory

Signature Page –Amendment No. 6 to Credit Agreement

ING CAPITAL LLC, as a Lender By: /s/ Lawrence Eyink Name: Lawrence Eyink Title: Director By: /s/ Lee Lem Name: Lee Lem Title: Director

Signature Page to Amendment No. 6 to Credit Agreement

AUDAX CREDIT OPPORTUNITIES OFFSHORE LTD., as a Lender By: /s/ Michael P. McGonigle Name: Michael P. McGonigle Title: Authorized Signatory

AUDAX SENIOR DEBT (WCTPT) SPV, LLC, as a Lender By: /s/ Michael P. McGonigle Name: Michael P. McGonigle Title: Authorized Signatory

AUDAX CREDIT OPPORTUNITIES (SBA), LLC, as a Lender By: /s/ Michael P. McGonigle Name: Michael P. McGonigle Title: Authorized Signatory

A CMFG LIFE INSURANCE COMPANY, by Audax Management (NY), LLC, its subadvisor as a Lender By: /s/ Michael P. McGonigle Name: Michael P. McGonigle Title: Authorized Signatory

Signature Page to Amendment No. 6 to Credit Agreement

Bank of the West, as a Lender By: /s/ Henry D. Lanson Name: Henry D. Lanson Title: Vice President

Signature Page to Amendment No. 6 to Credit Agreement

Amalgamated Bank, as a Lender By: /s/ Melony Heh Name: Melony Heh Title: First Vice President

Signature Page to Amendment No. 6 to Credit Agreement

Wells Fargo Bank, N.A., as a Lender By: /s/ Victor Choi Name: Victor Choi Title: Vice President

Signature Page to Amendment No. 6 to Credit Agreement

PennantPark Floating Rate Funding I, LLC, as a Lender PennantPark Floating Rate Capital Ltd., as Designated Manager By: /s/ Arthur H. Penn Name: Arthur H. Penn Title: Chief Executive Officer

Signature Page to Amendment No. 6 to Credit Agreement

FTP Credit Holdings, LLC as a Lender By: /s/ Steve McLaughlin Name: Steve McLaughlin Title: President and Secretary

Signature Page to Amendment No. 6 to Credit Agreement

NEWSTAR COMMERCIAL LOAN FUNDING 2012-2 LLC, as a Lender By: NewStar Financial, Inc., its Designated Manager By: /s/ Rober F. Milordi Name: Rober F. Milordi Title: Managing Director

NEWSTAR COMMERCIAL LOAN FUNDING 2014-1 LLC, as a Lender By: NewStar Financial, Inc., its Designated Manager By: /s/ Rober F. Milordi Name: Rober F. Milordi Title: Managing Director

Signature Page to Amendment No. 6 to Credit Agreement

Saratoga Investment Corp CLO 2013-1, Ltd., as a Lender By: /s/ Pavel Antonov Name: Pavel Antonov Title: Attorney In Fact

Signature Page to Amendment No. 6 to Credit Agreement

CONSENT AND REAFFIRMATION
Each of Performant Financial Corporation, Performant Recovery, Inc. (formerly known as Diversified Collection Services, Inc.) and Performant Technologies, Inc. (formerly known as Vista Financial, Inc.) (collectively, the "Companies") hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 6 to Credit Agreement dated as of October 27, 2016 (the "Amendment"); (ii) consents to Borrower's execution and delivery of the Amendment and the consummation of the transactions contemplated thereby; (iii) agrees to be bound by the Amendment (including by Section 8 of the Amendment); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party; and (v) reaffirms that such Loan Documents shall continue to remain in full force and effect and that its guaranty of the Obligations and grant of security interests in its assets to secure such guaranty of the Obligations shall remain in effect in all respects. Although the Companies have been informed of the matters set forth herein and has acknowledged and agreed to same, each of the Companies understands that Agent and Lenders have no obligation to inform either Company of such matters in the future or to seek acknowledgment of either Company or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the parties hereto have caused this Consent and Reaffirmation to be duly executed under seal and delivered by their respective duly authorized officers on and as of the date of the Amendment.
[Signature Page Follows]

PERFORMANT FINANCIAL CORPORATION By: /s/ Hakan Orvell Name: Hakan Orvell Title: CFO

PERFORMANT RECOVERY, INC. (formerly known as Diversified Collection Services, Inc.) By: /s/ Hakan Orvell Name: Hakan Orvell Title: CFO

PERFORMANT TECHNOLOGIES, INC. (formerly known as Vista Financial, Inc.) By: /s/ Hakan Orvell Name: Hakan Orvell Title: CFO

Signature Page to Consent and Reaffirmation –Amendment No. 6 to Credit Agreement

Exhibit B
Form of Compliance Certificate
Please refer to the Credit Agreement dated as of March 19, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the undersigned ("Borrower"), the lenders party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as administrative agent ("Agent"). This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to Agent and Lenders pursuant to the terms of the Credit Agreement. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
[Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of Borrower as at ________________ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.]
Borrower hereby certifies and warrants that the computations set forth on the schedule attached hereto correspond to the ratios contained in the Credit Agreement and such computations are true and correct as at the [Computation Date] [date hereof, after giving pro forma effect to the Acquisition (and related Loans) pursuant to which this certificate is delivered].
Borrower further certifies that no Event of Default or Default has occurred and is continuing as of the date hereof [except as described on the Schedule attached hereto].

PERFORMANT BUSINESS SERVICES, INC. (formerly known as DCS Business Services, Inc.) By: Title:

B-1

Schedule to Compliance Certificate
Dated as of _________________

A. Calculation of EBITDA
1. Consolidated Net Income	$________
2. Plus: Losses from Dispositions, extraordinary items, discontinued operations, reappraisal, revaluation or write-down of assets interest expense and the Agent's fee
   income tax expense
   depreciation
   amortization
   charges for impairment of goodwill and
     other intangibles
   management fees and reimbursable expenses
   amortization of debt discounts and commissions
$________ $________ $________ $________ $________ $________ $________ $________
3. Plus: Transaction fees and expenses in connection with this agreement Non-cash expenses in connection with options, deferred compensation and stock options	$________ $________
Transaction Fees in connection with Permitted Acquisitions and Investments permitted under Sections 7.11(q) and 7.11(s)	$________
Transaction fees and expenses in connection with a successful Qualified IPO	$________
Transaction fees and expenses in connection with an unsuccessful Qualified IPO	$________
Costs and expenses related to Permitted Debt or equity issuances	$________
Non-cash expenses in the form of options granted to Borrower or Holdings and other non-cash expense with respect to deferred compensation and stock options	$________
severance expenses approved by the Agent	$________
business interruption insurance proceeds	$________

Non-cash adjustment to the valuation of earnout payments or other consideration relating to Investments permitted hereunder	$________
cash restructuring charges approved by the Agent in connection with Permitted Acquisitions and Investments permitted under Sections 7.11(q) and 7.11(s)	$________
non-cash restructuring charges from Permitted Acquisitions or Investments permitted under Sections 7.11(q) and 7.11(s)	$________
non-cash charges (or minus non-cash gains) relating to various accounting charges	$________
other extraordinary costs and expenses satisfactory to Agent	$________
non-cash adjustments relating to earn-outs and other investment consideration	$________
any Cure Amount contributed pursuant to Section 7.14.3 (solely for purpose of determining compliance with Section 7.14.1 and 7.14.2)	$________
the result of (a) the amount collected during such period from the Department of Education for services performed and invoiced, but for which revenue has not yet been recognized in Consolidated Net Income, minus (b) revenue from the Department of Education recognized in Consolidated Net Income during such period for which cash was received in a prior period and where revenue was not previously recognized, all subject to the review and reasonable approval of Agent
$________
CMS Settlement Addback up to $3,000,000 during term of Agreement	$_________
Fees, costs and expenses re Amendment No. 2	$_________

Fees, costs and expenses re Amendment No. 4, Amendment No. 5 and Amendment No. 6	$_________
Permitted DOE Addbacks	$_________
4. Minus: Gains from Dispositions, extraordinary items, discontinued operations, reappraisal, revaluation or write-up of assets	$________
5. Total (EBITDA)	$________
B. Section 7.14.2 - Maximum Total Debt to [Adjusted] EBITDA Ratio
1. Total Debt	$________
2. [Adjusted] EBITDA
(from Item A(5) above[, plus Pro Forma EBITDA totaling $______ in the aggregate for all applicable Permitted Acquisitions in such period (comprising of Pro Forma Adjusted EBITDA in the following individual amounts with respect to the following individual Permitted Acquisitions (x) _______, $________, (y) _______, $________ and (z) _______, $________)])
$________
3. Ratio of (1) to (2)	____ to 1
4. Maximum allowed	____ to 1
C. Section 7.14.4 – Minimum Interest Coverage Ratio
1. EBITDA (from Item [__] above)	$________
2. Interest Expense paid in cash	$________
3. Ratio of (1) to (2)	____ to 1
4. Minimum required	____ to 1
E. Section 7.14.6 - Capital Expenditures
1. Capital Expenditures for the Fiscal Year	$________
2. Maximum Permitted Capital Expenditures	$8,000,000